Exhibit 99.1

RXSIGHT, INC. REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

Aliso Viejo, Calif. (NASDAQ: RXST) – May 7, 2025– RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today reported financial results for the three months ended March 31, 2025.

Key Quarterly Highlights

•
Reported first quarter 2025 revenue of $37.9 million, an increase of 28% compared to the first quarter of 2024, reflecting:
•
The sale of 27,579 Light Adjustable Lenses (LAL®/LAL+®), representing a 36% increase in procedure volume compared to the first quarter of 2024;
•
The sale of 73 Light Delivery Devices (LDD™s), bringing the installed base to 1,044 LDDs as of March 31, 2025, which represents a 43% expansion compared to the installed base of 732 LDDs at end of the first quarter of 2024; and
•
The company reiterated its 2025 full-year revenue, gross margin and operating expense guidance.

“The exceptional clinical value delivered by our Light Adjustable Lens continues to drive significant enthusiasm among cataract surgeons,” said Ron Kurtz, Chief Executive Officer and President of RxSight. “The excitement and engagement we observed at the recent ASCRS meeting further reinforces our conviction that customization and post-operative adjustability are shaping the future of premium cataract surgery. Supported by strong customer and patient interest, an innovative product pipeline, the expansion of third-party light treatment service center business models, and recent international regulatory approvals, we believe we are well-positioned to lead the next chapter of growth in the premium IOL market.”

First Quarter Financial Results

In the first quarter of 2025, total revenue was $37.9 million, an increase of 28% compared to $29.5 million in the first quarter of 2024. Revenue growth was driven by a 37% increase in LAL revenue and an 8% increase in LDD revenue, compared to the first quarter of 2024.

Gross profit for the first quarter of 2025 was $28.3 million or 74.8% of revenue, an increase of $7.6 million compared to gross profit of $20.7 million or 70.1% of revenue for the first quarter of 2024. The lower cost of sales for both the LDD and LAL drove the increase in gross profit in the quarter, along with the favorable shift in product mix toward LAL sales, and sustained pricing stability for company’s capital equipment.

Total operating expenses for the first quarter of 2025 were $39.0 million, a 24% increase from $31.4 million in the first quarter of 2024, reflecting the company’s ongoing investments to grow its LDD installed base, support increased LAL sales volume, and advance its research and development pipeline.

In the first quarter of 2025, the company reported a net loss of $(8.2) million, or $(0.20) per basic and diluted share, compared to a net loss of $(9.1) million, or $(0.25) per basic and diluted share in the first quarter of 2024. Adjusted net loss in the first quarter of 2025 was $(1.1) million, or $(0.03) per basic and diluted share, compared to an adjusted net loss of $(4.4) million, or $(0.12) per basic and diluted share in the first quarter of 2024.

Cash, cash equivalents and short-term investments decreased by $7.9 million as of March 31, 2025, to $229.3 million compared to $237.2 million at December 31, 2024.

2025 Guidance

The company reiterated its 2025 full-year revenue, gross margin and operating expense guidance as follows:

•
Revenue of $160.0 million to $175.0 million, representing implied growth of 14% to 25% compared to 2024;
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Gross margin in the range of 71% to 73%, representing an implied increase of 30 basis points to 230 basis points compared to 2024;
•
Operating expenses in the range of $150.0 million to $160.0 million, representing an implied increase of 10% to 18% compared to 2024; and
•
Operating expenses include non-cash stock-based compensation expense in the range of $27.0 million to $30.0 million.

Conference Call

On Wednesday, May 7, 2025, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its first quarter 2025 financial results. To participate in the conference call, please dial

(800) 715-9871 or (646) 307-1963 and enter the conference code: 8740296. The call will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the call will be available through the same link shortly after its completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL®/LAL+®, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including: statements concerning the continued enthusiasm for the Company’s Light Adjustable Lens among cataract surgeons; the

Company’s belief that customization and post-operative adjustability will play a central role in the future of premium cataract surgery; anticipated growth driven by strong customer and patient interest; the expected impact of its innovative product pipeline; the expansion of third-party light treatment service center business models; recent international regulatory approvals; and the Company’s positioning to lead the next chapter of growth in the premium IOL market. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024

Sales	$37,895	$29,512
Cost of sales	9,566	8,827
Gross profit	28,329	20,685
Operating expenses:
Selling, general and administrative	28,636	23,324
Research and development	10,367	8,031
Total operating expenses	39,003	31,355
Loss from operations	(10,674)	(10,670)
Other income (expense), net:
Interest expense	(6)	(6)
Interest and other income	2,508	1,585
Loss before income taxes	(8,172)	(9,091)
Income tax expense	18	9

Net loss	$(8,190)	$(9,100)
Other comprehensive loss
Unrealized loss on short-term investments	(157)	(45)
Foreign currency translation gain (loss)	6	(3)
Total other comprehensive loss	(151)	(48)

Comprehensive loss	$(8,341)	$(9,148)

Net loss per share:
Basic & diluted	$(0.20)	$(0.25)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	40,509,646	36,843,087

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,000	$16,706
Short-term investments	201,341	220,517
Accounts receivable, net	30,958	30,050
Inventories, net	23,574	22,009
Prepaid and other current assets	4,541	4,541
Total current assets	288,414	293,823
Property and equipment, net	12,557	12,413
Operating leases right-of-use assets	10,922	11,217
Restricted cash	750	750
Other assets	401	360
Total assets	$313,044	$318,563
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,111	$4,544
Accrued expenses and other current liabilities	14,575	20,358
Lease liabilities	1,055	974
Total current liabilities	22,741	25,876
Long-term lease liabilities	10,987	11,322
Other long-term liabilities	—	127
Total liabilities	33,728	37,325
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 40,588,540 shares issued and outstanding as of March 31, 2025 and 40,428,220 shares issued and outstanding as of December 31, 2024	41	40
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	909,545	903,127
Accumulated other comprehensive income	15	166
Accumulated deficit	(630,285)	(622,095)
Total stockholders' equity	279,316	281,238
Total liabilities and stockholders' equity	$313,044	$318,563

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net earnings (loss), and adjusted net earnings (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because this expense is non-cash in nature and we believe excluding this item provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted net earnings (loss) is a non-GAAP financial measure that we define as net earnings (loss) adjusted for stock-based compensation. We believe adjusted net loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net loss to adjusted net loss and the presentation of adjusted net loss per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2025	2024
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(8,190)	$(9,100)
Add:
Stock-based compensation	7,140	4,696
Adjusted net loss available to common stockholders, basic and diluted:	$(1,050)	$(4,404)

Denominator:
Weighted-average shares outstanding, basic and diluted	40,509,646	36,843,087
Adjusted net loss per share, basic and diluted	$(0.03)	$(0.12)